ASSET PURCHASE AGREEMENT


      This Asset Purchase Agreement ("Agreement") is entered into as of May 3, 1996 by and among: Anetec Technology, Inc., a California corporation ("Seller"); Helen Kwong (the "Shareholder"); Elexsys Acquisition Corporation, a California corporation ("Purchaser") and Elexsys International Inc., a Delaware corporation ("Parent"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                            Recitals

      A. The Shareholder has represented to Purchaser that she is the sole stockholder of Seller.

     B. The Shareholder and Seller wish to provide for the sale of certain assets of Seller and Shareholder to Purchaser on the terms set forth in this Agreement.

                           Agreement

      The parties to this Agreement, intending to be legally bound, agree as follows:

1.        Sale of Assets; Related Transactions

     1.1       Sale of Assets.

          (a) At the Closing (as hereinafter defined), the Shareholder and Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser good, valid and marketable title to the Purchased Seller Assets, free and clear of any and all Encumbrances, on the terms set forth in this Agreement.

          (b) At the Closing, the Shareholder shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser good, valid and marketable title to the Purchased Shareholder Assets, free and clear of any and all Encumbrances, on the terms set forth in this Agreement.

     1.2       Purchase Price.

          (a) As consideration for the sale of the Purchased Seller Assets to Purchaser and as consideration for the non-competition covenants set forth in the Noncompetition Agreement:

                (i) Purchaser shall pay to Seller $1,000,000 in cash or by wire transfer (payable in same-day funds) at the Closing (the
          "Seller Closing Payment");

                (ii) Purchaser shall deliver to Seller at the Closing a promissory note executed by Parent in the principal amount of $1,000,000 in the form attached hereto as Exhibit B (the "Promissory Note");

                (iii) Purchaser shall deliver to Seller 100,000 shares of Parent's Common Stock (the "Shares") at the Closing; and

                (iv) Purchaser shall assume the Specified Contractual Liabilities at the Closing.

          (b) As consideration for the sale of the Purchased Shareholder Assets to Purchaser and as additional consideration for the non-competition covenants set forth in the Noncompetition Agreement, Purchaser shall pay to Shareholder $400,000 in cash at the Closing (the "Shareholder Closing Payment").

     1.3       Closing.

          (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Suite 400, 3000 El Camino Real, Palo Alto, California 94306 at 2:00 p.m. on May __, 1996, or at such other time and date as the parties hereto may mutually agree (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.")

          (b)       At the Closing:

                (i) the Shareholder shall execute and deliver to Parent and Purchaser a Noncompetition Agreement in the form attached hereto as Exhibit C (the "Noncompetition Agreement");

                (ii) the Shareholder and Seller shall execute and deliver to Purchaser and Parent a certificate (the "Closing Certificate") setting forth the Shareholder's and Seller's representations and warranties that (A) each of the representations and warranties made by Seller and the Shareholder in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by Seller and the Shareholder in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that Seller and the Shareholder are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 7.3, 7.5 and 7.6 has been satisfied in all respects;

                (iii) the Seller shall execute and deliver to Purchaser bills of sale, endorsements and assignments in form acceptable to Purchaser transferring title to the Purchased Seller Assets to Purchaser;

                (iv) the Shareholder shall execute and deliver to Purchaser bills of sale, endorsements and assignments in form acceptable to Purchaser transferring title to the Purchased Shareholder Assets to Purchaser; and

                (v) the Shareholder and Seller shall cause to be executed and delivered to Purchaser (A) such other documents evidencing the transfer of the Purchased Seller Assets and Purchased Shareholder Assets to Purchaser as are reasonably requested by Purchaser, (B) estoppel certificates with respect to various contractual obligations of Seller, and (C) evidence that any notices or filings required to have been given to or made with Governmental Bodies in connection with the Transactions have been given and made and that all Consents required to have been obtained in connection with the Transactions have been obtained.

     1.4 No Other Liabilities. Neither Purchaser nor Parent shall assume or be responsible for or liable to any Person for any Liabilities of Seller or the Shareholder whatsoever, other than the Specified Contractual Liabilities in the event the Closing occurs.

     1.5  Retained  Payment.  Purchaser  may retain  such  portion of the Seller
Closing Payment as is required to satisfy in full Seller's outstanding obligations to Mydata Automation Inc. and The Sumitomo Bank of California, provided, that any payment retained by Purchaser shall be delivered in satisfaction on such obligations on behalf of Seller within 15 days of the Closing Date.



          2.   Representations and Warranties of the Shareholder and Seller

           The Shareholder and Seller jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

     2.1       Due Organization; No Subsidiaries; Etc.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Seller Contracts.

          (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, Seller has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Anetec Technology, Inc."

          (c) Seller is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Seller. Seller is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

          (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of Seller's board of directors, (ii) the names of the members of each committee of Seller's board of directors, and (iii) the names and titles of Seller's officers.

          (e) Seller does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1(e) of the Disclosure Schedule, Seller has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. Seller has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Seller has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Articles of Incorporation and Bylaws; Records. Seller has delivered to Parent and Purchaser accurate and complete copies of: (1) Seller's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of Seller; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Seller, the board of directors of Seller and all committees of the board of directors of Seller. There have been no formal meetings or other proceedings of the stockholders of Seller, the board of directors of Seller or any committee of the board of directors of Seller that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Seller's articles of incorporation or bylaws, and Seller has not taken any action that is inconsistent in any material respect with any resolution adopted by Seller's stockholders, Seller's board of directors or any committee of Seller's board of directors. The books of account, stock records, minute books and other records of Seller are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3       Capitalization, Etc.

          (a) The authorized capital stock of Seller consists of: (i) 1,000,000 shares of Common Stock, no par value (the "Common Stock"), of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All of the outstanding shares of Common Stock are held, beneficially and of record, by the Shareholder, free and clear of any Encumbrances.

          (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Seller; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Seller.

     2.4       Financial Statements.

          (a)       Seller has delivered to Purchaser the following
financial   statements  and  notes  (collectively,  the   "Seller
Financial Statements"):

                (i) The unaudited balance sheets of Seller as of December 31, 1995, and the related unaudited income statements, statements of stockholders' equity of Seller for the year then ended together with the notes thereto; and

                (ii) the unaudited balance sheet of Seller as of March 31, 1996 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of Seller for the three months then ended.

          (b) The Seller Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the respective dates thereof and the results of operations. The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes). All of the records of Seller are in the actual possession and control of Seller. Seller has in place an adequate and appropriate system of internal controls which is at least as comprehensive and effective as the systems of internal controls customarily maintained by similarly situated companies.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1996;

          (a) there has not been any material adverse change in Seller's business, condition, assets, liabilities, intellectual property rights, operations, financial performance or prospects, and, to the best of the knowledge of Seller and the Shareholder, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Seller;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Seller's assets (whether or not covered by insurance);

          (c) Seller has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) there has been no amendment to Seller's articles of incorporation or bylaws, and Seller has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (e) Seller has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (f)       Seller has not made any capital expenditure;

          (g) Seller has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.9(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (h) Seller has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Seller's past practices;

          (i) Seller has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (j) Seller has not changed any of its methods of accounting or accounting practices in any respect;

          (k)       Seller has not commenced or settled any Legal
Proceeding;

          (l) Seller has not entered into any material  transaction or taken any
     other  material   action  outside  the  ordinary   course  of  business  or
     inconsistent with its past practices; and

          (m) Seller has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(l)" above.

     2.6       Title to Assets.

          (a) Seller owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7 and
2.8 of the Disclosure Schedule and all of Seller's rights under the Contracts identified in Part 2.9 of the Disclosure Schedule; and (iii) all other assets reflected in Seller's books and records as being owned by Seller. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by Seller free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Seller.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of Seller and that are being leased or licensed to Seller.

          (c) Seller's aggregate obligations (i) to Mydata Automation Inc. do not exceed $182,000 and (ii) to The Sumitomo Bank of California do not exceed $112,000.

          (d) The Shareholder owns, and has good, valid and marketable title to the Purchased Shareholder Assets. All of the Purchased Shareholder Assets are owned by the Shareholder free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto.

     2.7       Equipment; Leasehold.

           (a) All material items of equipment and other tangible assets owned by or leased to Seller are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Seller's business in the manner in which such business is currently being conducted. Part 2.7 of the Disclosure Schedule provides an accurate and complete list of all items of equipment, materials, prototypes, tools, vehicles, furniture and other tangible assets owned by or leased to Seller with an original value in excess of $500.

           (b) Seller does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.9 of the Disclosure Schedule.

     2.8       Proprietary Assets.

          (a) Other than common law tradename and trademark rights to "Anetec Technology, Inc.", the Seller has no Seller Proprietary
Assets.

          (b) Seller is not infringing, misappropriating or making any unlawful use of, and Seller has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

     2.9       Contracts.

                (a)        Part 2.9(a) of the Disclosure Schedule
identifies:

                (i) each Seller Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                (ii) each Seller Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                (iii) each Seller Contract imposing any restriction on Seller's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
     (C) develop or distribute any technology;

                (iv) each Seller Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                (v) each Seller Contract relating to the creation of any Encumbrance with respect to any asset of Seller;

                (vi) each Seller Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                (vii) each Seller Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                (viii) each Seller Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.16);

                (ix) each Seller Contract constituting or relating to a Government Contract or Government Bid;

                (x) any other Seller Contract that was entered into outside the ordinary course of business or was inconsistent with Seller's past practices;

                (xi) any other Seller Contract that has a term of more than 60 days and that may not be terminated by Seller (without penalty) within 60 days after the delivery of a termination notice by Seller; and

                (xii) any other Seller  Contract that  contemplates  or involves
     (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Material Contracts.")

          (b) Seller has delivered to Parent and Purchaser accurate and complete copies of all written Contracts identified in Part 2.9(a) of the Disclosure
Schedule, including all amendments thereto. Part 2.9(b) of the Disclosure Schedule provides an accurate description of the terms of each non-written Seller Contract. Each Contract identified in Parts 2.9(a) and (b) of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of Seller and the Shareholder, is enforceable by Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c)       Except as set forth in Part 2.9(c) of the Disclosure
Schedule:

                (i) Seller has not violated or breached, or committed any default under, any Seller Contract, and, to the best of the knowledge of Seller and the Shareholder, no other Person has violated or breached, or committed any default under, any Seller Contract, which violation, breach or default has not been waived or satisfied as of the date of this Agreement;

                (ii) to the best of the knowledge of Seller and the Shareholder, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or
     (D) give any Person the right to cancel, terminate or modify any Seller Contract;

                (iii) since December 31, 1992, Seller has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Seller Contract that has not been resolved as of the date of this Agreement; and

                (iv) Seller has not waived any of its material rights under any Material Contract.

          (d) No Person is renegotiating, or has a right pursuant to the terms of any Seller Contract to renegotiate, any amount paid or payable to Seller under any Material Contract or any other material term or provision of any Material Contract.

          (e) The Contracts identified in Parts 2.9(a) and (b) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable Seller to conduct its business in the manner in which its business is currently being conducted.

          (f) Part 2.9(f) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Seller since January 1, 1995.

          (g) Part 2.9(g) of the Disclosure Schedule provides an accurate description and breakdown of Seller's backlog under Seller Contracts.

     2.10 Liabilities. Seller has no accrued, contingent or other Liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by Seller since March 31, 1996 in the ordinary course of business and consistent with Seller's past practices; (c) Liabilities under Seller Contracts identified in Parts 2.9(a) and (b) of the Disclosure Schedule, to the extent the nature and magnitude of such Liabilities can be specifically ascertained by reference to the text of such Seller Contracts; (d) the Liabilities identified in Part 2.10 of the Disclosure Schedule and (e) any Liabilities that neither Seller nor Shareholder have any reason to be aware of.

     2.11 Compliance with Legal Requirements. Seller is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements. Except as set forth in Part 2.11 of the Disclosure Schedule, Seller has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.12 Governmental Authorizations. Part 2.12 of the Disclosure Schedule identifies each Governmental Authorization held by Seller, and Seller has delivered to Parent and Purchaser accurate and complete copies of all Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Seller to conduct its business in the manner in which its business is currently being conducted. Seller is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule. Seller has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.13
     Sales and Property Tax Matters.

          (a) Each Sales and Property Tax required to have been paid, or claimed by any Governmental Body to be payable, by Seller has been duly paid in full on a timely basis. Each Sales and Property Tax required to have been withheld or collected by Seller has been duly withheld and collected; and (to the extent required) each such tax has been paid to the appropriate Governmental Body.

          (b) Part 2.13(b) of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of Seller concerning Sales and Property Tax that has been conducted since December 31, 1990. The Shareholder and Seller have delivered to Parent and Purchaser accurate and complete copies of all audit reports and similar documents (to which the Shareholder or Seller has access) relating to such Tax Returns.

          (c) Except as set forth in Part 2.13(c) of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to Seller in respect of any Sales and Property Tax. There are no unsatisfied liabilities for any Sales and Property Tax (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Seller. Seller has not entered into nor has become bound by any agreement or consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) The Shareholder and Seller have delivered to Parent and Purchaser accurate and complete copies of all Tax Returns relating to any Sales and Property Tax that have been filed on behalf of Seller since December 31, 1990. The information respecting Sales and Property Tax contained in each of the Tax Returns so delivered to Parent and Purchaser is accurate and complete in all respects.

     2.14      Employee and Labor Matters; Benefit Plans.

          (a) Part 2.14 of the Disclosure Schedule identifies and provides an accurate and complete description of each Seller Plan. Seller has not established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for Seller Plans identified in Part 2.14 of the Disclosure Schedule; and Seller has not provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 2.14 of the Disclosure Schedule.

          (b) Seller has delivered to Parent and Purchaser, with respect to each Seller Plan:

                (i) an accurate and complete copy of such Seller Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                (ii) an accurate and complete copy of each  Contract  (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Seller Plan;

                (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of either of Seller with respect to such Seller Plan;

                (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Seller Plan; and

                (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by Seller from any Governmental Body with respect to such Seller Plan.

          (c) Each Seller Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Seller Plan has been duly accrued and made on a timely basis.

          (d) Each Seller Plan has at all times complied and been operated and administered in full compliance with all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements.

     2.15 Environmental Matters. Seller is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Seller of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Seller has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Seller is not in compliance with any
Environmental Law, and, to the best of the knowledge of Seller and the Shareholder, there are no circumstances that may prevent or interfere with Seller's compliance with any Environmental Law in the future. To the best of the knowledge of Seller and the Shareholder, no current or prior owner of any property leased or controlled by Seller has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Seller is not in compliance with any Environmental Law. All Governmental Authorizations currently held by Seller pursuant to Environmental Laws are identified in Part 2.15 of the Disclosure Schedule. (For purposes of this Section 2.15: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.16 Related Party Transactions. Except as set forth in Part 2.16 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1992 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Seller (other than the interest of Shareholder in the Purchased Shareholder Assets); (b) since December 31, 1992, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving Seller; and (c) no Related Party is competing, or has at any time since December 31, 1992 competed, directly or indirectly, with Seller. (For purposes of the Section 2.16 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1992 been, an officer of Seller; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than Seller) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.17      Legal Proceedings; Orders.

          (a) Except as set forth in Part 2.17 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of Seller and the Shareholder) no Person has threatened to commence any Legal Proceeding: (i) that involves Seller or any of the assets owned or used by Seller or any Person whose Liability Seller has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions. To the best of the knowledge of Seller and the Shareholder, except as set forth in Part 2.17 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.17 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against Seller.

          (c) There is no order, writ, injunction, judgment or decree to which Seller, or any of the assets owned or used by Seller, is subject. The Shareholder is not subject to any order, writ, injunction, judgment or decree that relates to Seller's business or to any of the assets owned or used by Seller. To the best of the knowledge of Seller and the Shareholder, no officer or other employee of Seller is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Seller's business.

     2.18 Authority; Binding Nature of Agreement. Seller and the Shareholder have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary action on the part of Seller, its board of directors and the Shareholder. This Agreement constitutes the legal, valid and binding obligations of Seller and the Shareholder, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.19 Non-Contravention; Consents. Except as set forth in Part 2.19 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other Transactional Agreements, nor (2) the consummation of the Transactions will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's articles of incorporation or bylaws, or (ii) any resolution adopted by Seller's stockholders, Seller's board of directors or any committee of Seller's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, the Shareholder or any of the assets owned or used by Seller, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or the Shareholder or that otherwise relates to Seller's business or to any of the assets owned or used by Seller;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract that is or would constitute a Material Contract, or give any Person the right to
     (i) declare a default or exercise any remedy under any such Seller Contract, (ii) accelerate the maturity or performance of any such Seller Contract, or (iii) cancel, terminate or modify any such Seller Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Seller (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Seller).

Except as set forth in Part 2.19 of the Disclosure Schedule, neither Seller nor the Shareholder will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of the Agreement or any of the other Transactional Agreements, or (y) the consummation of the Transactions.

     2.20 Brokers. Neither Seller nor the Shareholder have agreed or become obligated to pay, or have taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions, except for a payment to Harry Parmar.

     2.21      Fair Consideration; No Fraudulent. Conveyance.

          (a) After due inquiry and negotiation, the sale and purchase of the Purchased Seller Assets is made in exchange for fair and equivalent consideration, and Seller is not insolvent and will not be rendered insolvent by the sale of the Purchased Seller Assets under the terms of the Agreement. The transactions contemplated by the Agreement will not constitute a fraudulent conveyance or any act with similar potential consequences, or otherwise give any creditor of Seller or Shareholder any rights to any of the Purchased Seller Assets transferred to Purchaser.

          (b) After due inquiry and negotiation, the sale and purchase of the Purchased Shareholder Assets is made in exchange for fair and equivalent consideration, and Seller is not insolvent and will not be rendered insolvent by the sale of the Purchased Shareholder Assets under the terms of the Agreement. The transactions contemplated by the Agreement will not constitute a fraudulent conveyance or any act with similar potential consequences, or otherwise give any creditor of Shareholder or Seller any rights to any of the Purchased Seller Assets transferred to Purchaser.

     2.22 Full Disclosure. The Agreement (including the Disclosure Schedule) does not, and the Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     2.23 All Necessary Assets. The Purchased Seller Assets and the Purchased Shareholder Assets together consist of all of the assets necessary for Seller to conduct its business in the manner in which it is currently being conducted.

3.        Representations and Warranties of Parent and Purchaser

      Parent and Purchaser represent and warrant, to and for the benefit of Seller, as follows:

     3.1 Authority; Binding Nature of Agreements. Parent and Purchaser have the absolute and unrestricted right, power and authority to enter into and perform their obligations under the Agreement. The Agreement constitutes the legal, valid and binding obligations of Parent and Purchaser and is enforceable against Parent and Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Shares when issued in compliance with the provisions of this Agreement will be validly issued and will be fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Promissory Note when issued in compliance with the provisions of this Agreement will be validly issued and will be free of any liens or encumbrances; provided, however, that the Promissory Note may be subject to restrictions on transfer under state and/or federal securities laws.

     3.2 Brokers. Neither Parent nor Purchaser have agreed or become obligated to pay, and have not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions, except for a payment by Purchaser to Harry Parmar.


4.        Certain Securities Matters

     4.1 Representations of Seller and Shareholder. The Seller and Shareholder jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

          (a) Each of Seller and Shareholder has received and reviewed (i) a copy of Purchaser's report on Form 10-K for the year ending September 30, 1995, as filed with the SEC, (ii) a copy of Purchaser's report on Form 10-Q for the quarter ending December 31, 1995, (iii) a copy of Purchaser's annual report to shareholders for the fiscal year ended September 30, 1995, and (iv) a copy of Purchaser's proxy statement for the annual meeting of shareholder on January 30, 1996;

          (b) Each of Seller and Shareholder is aware (i) that the Shares are being issued under an exemption from the registration requirements of the Securities Act, (ii) that neither Seller nor Shareholder are being provided with any prospectus or other offering materials other than the documents referred to in Section 4.1(a), and (iii) that the Transactions have not been approved or reviewed by the Commission or by any other Governmental Body;

          (c) Each of Seller and Shareholder (i) is aware that because the issuance of the Shares has not been registered under the Securities Act, such shares must be held indefinitely unless their resale or other disposition is registered under the Securities Act or is exempt from the registration requirements of the Securities Act, (ii) is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resales of shares purchased in certain exempt transactions, subject to the satisfaction of various requirements;

          (d) Each of Seller and Shareholder realizes that, if the requirements of Rule 144 are not satisfied, any disposition by Seller or Shareholder of any of the Shares may require registration under the Securities Act, and that Purchaser is not under any obligation to take any action to register any of the Shares;

          (e) Each of Seller and Shareholder (i) has such knowledge and experience in financial and business matters, (ii) is capable of evaluating the merits and risks of the Transactions and the merits and risks of investing in the Common Stock of Purchaser, and (iii) has discussed the Transactions, and the merits and risks of investing in the Common Stock of Purchaser, with employees of Purchaser;

          (f) Seller is acquiring the Shares for investment and for Seller's own account and not with a view to, or for resale in connection with, any unregistered distribution thereof (other than a distribution to Shareholder upon dissolution of Seller), and has no present intention to sell or otherwise dispose of any interest in or risk related to the Shares except in accordance with Section 4.2 and except for a distribution of the Shares to Shareholder upon dissolution of Seller;

          (g) Upon Shareholder's acquisition of the Shares upon dissolution of Seller, Shareholder will acquire the Shares for investment and for Shareholder's own account and not with a view to, or for resale in connection with, any unregistered distribution thereof, and will have no present intention to sell or otherwise dispose of any interest in or risk related to the Shares except in accordance with Section 4.2;

          (h) Each of Seller and Shareholder has fully considered the risks of an investment in the Shares, and understands that (i) such an investment is suitable only for an investor who is able to bear the economic consequences of losing the entire investment, (ii) such an investment is a speculative investment which involves a high degree of risk of loss, and (iii) there are substantial restrictions on the transferability of the Shares, and it may not be possible for to liquidate an investment in the Shares in the case of emergency;

          (i) Each of Seller and Shareholder is able (i) to bear the economic risk of his or her investment in the Shares, (ii) to hold the Shares, and
     (iii) to afford a complete loss of their investment in the Shares;

          (j) Each of Seller and Shareholder has been given the opportunity to ask questions of, and to receive answers from, Representatives of Purchaser concerning the terms and provisions of the Transactions and the business and prospects of Purchaser, and to obtain any additional information necessary to verify the accuracy of the information set forth in the documents referred to in Section 4.1(a);

          (k) Shareholder is a bona fide, full-time resident of the State of California; Seller's principal place of business is in the State of California and Seller only enters into contracts (including this Agreement) in the State of California.

          (l) Each of Seller and Shareholder understands that the certificates representing the Shares may bear a legend identical or similar in effect to the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION"; and

          (m) Each of Seller and Shareholder understands and intends that the representations and warranties being made in this Section 4.1 (i) may be relied upon by Purchaser in determining their suitability as an investor in the Shares, and (ii) shall survive their receipt of the Shares.

     4.2 Sale of the Shares by Shareholder. Seller or Shareholder may sell some or all of the Shares if (i) the sale of such Shares is covered by an registration statement declared effective by the Commission; or (ii) the Seller or the Shareholder shall have delivered to Parent an unqualified opinion of counsel satisfactory to Parent to the effect that such Shares may be sold without registration or qualification because of the availability of exemptions under the Securities Act and applicable state securities laws, provided, however, that no such opinion shall be required for the distribution of the Shares to Shareholder upon dissolution of Seller or such transfer is performed in accordance with Section 6.8. Except as expressly permitted by this Section 4.2, Seller and Shareholder shall not, directly or indirectly, sell or otherwise dispose of, or offer to sell or otherwise dispose of, any of the Shares at any time on or after the Closing Date.

          5.   Certain Covenants of Seller

     5.1 Access and Investigation. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), Seller shall, and shall cause its Representatives to: (a) provide Parent, Purchaser and Purchaser's Representatives with reasonable access to Seller's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Seller; and (b) provide Parent, Purchaser and Purchaser's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Seller, and with such additional financial, operating and other data and information regarding Seller, as Purchaser may reasonably request.

     5.2       Operation of Seller's Business.  During the Pre-Closing
Period:

          (a) Seller shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) Seller shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Seller;

          (c) Seller shall cause its officers to report regularly (but in no event less frequently than weekly) to Purchaser concerning the status of Seller's business;

          (d) Seller shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (e) Seller shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (f) Seller shall not amend or permit the adoption of any amendment to Seller's articles of incorporation or bylaws, or effect or permit Seller to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) Seller shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (h)       Seller shall not make any capital expenditures;

          (i) Seller shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

          (j) Seller shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by Seller pursuant to Contracts that are not Material Contracts;

          (k) Seller shall not (i) lend money to any Person (except that Seller may make routine travel advances to employees in the ordinary course of business, or (ii) incur or guarantee any indebtedness for borrowed money;

          (l) Seller shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
     (iii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;

          (m) Seller shall not change any of its methods of accounting or accounting practices in any material respect;

          (n)       Seller shall not commence or settle any Legal
     Proceeding;

          (o) Seller shall not agree or commit to take any of the actions described in clauses "(e)" through "(o)" above.

     5.3       Notification; Updates to Disclosure Schedule.

          (a) During the Pre-Closing Period, Seller shall promptly notify Parent and Purchaser in writing of:

                (i) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Seller or the Shareholder in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Seller or the Shareholder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
     (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of Seller; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
     Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly deliver to Parent and Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Seller or the Shareholder in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

     5.4 No Negotiation. During the Pre-Closing Period, Seller shall not, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Purchaser) relating to or in connection with a possible Acquisition Transaction; or

          (c)  consider,  entertain  or accept  any  proposal  or offer from any
     Person  (other  than   Purchaser)   relating  to  a  possible   Acquisition
     Transaction.

Seller shall promptly notify Parent and Purchaser in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by Seller during the Pre-Closing Period.

     5.5 Bulk Transfer Waiver and Indemnification. Although no party hereto acknowledges that bulk transfer laws are applicable to the transactions contemplated by this Agreement, to the extent that such laws are determined to apply, Purchaser waives compliance by Seller with the provisions of any applicable bulk transfer laws for the protection of creditors, and each of Seller and the Shareholder agree to indemnify and hold Purchaser harmless from, and reimburse Purchaser for, any loss, cost, expense, liability or damage
(including reasonable counsel fees and disbursements and expenses) which Purchaser may suffer or incur by virtue of the non-compliance by Seller or Purchaser with such bulk transfer laws.

6.        Certain Covenants

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Transactions, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Transactions. Seller shall (upon request) promptly deliver to Parent and Purchaser a copy of each such filing made, each such notice given and each such Consent obtained by Seller during the Pre-Closing Period.

     6.2 Best Efforts. During the Pre-Closing Period, (a) Seller shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Purchaser shall use their respective best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

     6.3 Change of Name. Within two business days after the Closing Date, the Shareholder and Seller shall take such action as may be necessary to cause the corporate name of Seller to be changed to a new name that is satisfactory to Parent and Purchaser. Following the Closing, neither Seller nor the Shareholder shall, without the prior written consent of Parent, make any use of the name "Anetec" or any other name confusingly similar thereto, except as may be necessary for Seller to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.

     6.4 Dissolution. Seller and the Shareholder agree that (a) as soon as possible after the Closing Date, Seller shall be liquidated and dissolved, (b) Seller shall not transact any business following the Closing Date except as necessary to wind up its affairs and to be liquidated and dissolved, (c) Seller shall not issue any securities on or after the Closing Date , and (d) no stockholder of Seller (including the Shareholder) shall transfer, encumber or dispose of any stock or other securities of Seller at any time on or after the Closing Date. Prior to the liquidation and dissolution of Seller, Seller shall pay and fully discharge all of its Liabilities (other than the Specified Contractual Liabilities), including (i) all Liabilities to their current and former employees for wages, commissions, severance pay and vacation pay, and
(ii) all accounts payable and long-term indebtedness relating to its business.

     6.5 Tax Returns. At least ten days prior to the filing with any Governmental Body (by Seller or the Shareholder) of any Tax Return relating to or reflecting any of the Transactions, Seller and the Shareholder shall cause a copy of such Tax Return (in the form proposed to be filed) to be delivered to Parent and Purchaser for their review. Seller and the Shareholder shall ensure that each such Tax Return is accurate and complete and is filed on a timely basis with the appropriate Governmental Body.

     6.6 Further Actions. From and after the Closing Date, the Shareholder and Seller shall cooperate with Parent, Purchaser and their affiliates and Representatives, and shall execute and deliver such documents and take such other actions as Parent or Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting Purchaser in possession and control of all of the Purchased Seller Assets and Purchased Shareholder Assets. Without limiting the generality of the foregoing, from and after the Closing Date, Seller shall promptly remit to Purchaser any funds that are received by Seller under Contracts included in the Purchased Seller Assets and Purchased Shareholder Assets. Seller hereby:

          (a) irrevocably authorizes Parent and Purchaser to endorse in the name of Seller any check or other instrument that is made payable to Seller and that represents the payment of any amount due under any Contract included in the Purchased Seller Assets; and

          (b) irrevocably nominates, constitutes and appoints Parent and Purchaser, and each of them, as true and lawful attorneys-in-fact of Seller (with full power of substitution) and hereby authorizes Parent and Purchaser, and each of them, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Legal Proceeding and to take any other action that Parent or Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Purchased Seller Assets, (ii) defending or compromising any claim or Legal Proceeding relating to any of the Purchased Seller Assets, or (iii) otherwise carrying out or facilitating any of the Transactions.

The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the liquidation and dissolution of Seller. Neither Parent nor Purchaser shall be entitled to receive any payment by operation of this Section 6.6 with respect to any accounts receivable of Seller existing as of the Closing Date.

     6.7 Publicity. The Shareholder and Seller shall ensure that, on and at all times after the Closing Date:

          (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Shareholder or Seller without Parent's prior written consent;

          (b) the Shareholder and Seller continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and

          (c) the Shareholder and Seller keep strictly confidential, and neither the Shareholder nor Seller uses or discloses to any other Person, any non-public document or other information that relates directly or indirectly to any of the Purchased Seller Assets or Purchased Shareholder Assets to the business of either of Seller, Purchaser or any affiliate of Purchaser.

     6.8 Standstill. Shareholder agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale against, pledge or otherwise dispose of any of the Shares, without the prior written consent of Parent for a period of two years from the date hereof, provided, however, that the two year period shall be reduced to one year if, at any time, the Commission shall reduce the holding period under Rule 144(d)(1) promulgated under the Securities Act from two years to one year. Notwithstanding the foregoing, the Shareholder may transfer any of the Shares either during her lifetime or on death by will or intestacy to her immediate family or to a trust the beneficiaries of which are exclusively the Shareholder and/or a member or members of her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to Parent, pursuant to which each transferee shall agree to receive and hold such shares subject to the provisions of this paragraph, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor. Shareholder understands that this provision shall be binding upon Shareholder's heirs, legal representatives, successors and assigns. Shareholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the Shares except in compliance with this agreement.

     6.9 Release of Security Interests. Within 15 days of the Closing Date, Seller shall satisfy in full its outstanding obligations to Mydata Automation Inc. and The Sumitomo Bank of
California and obtain a UCC-2 release of any security interests held in the Purchaser Seller Assets.

     6.10 Allocation. The consideration referred to in Section 1.2(a) is to be allocated among the Purchased Seller Assets in the manner described in Exhibit D, which exhibit shall be attached to this Agreement upon the Closing. The parties agree to negotiate in good faith to determine the allocation among the Purchased Seller Assets and to complete such negotiation prior to Closing. The allocation described in Exhibit D shall be conclusive and binding upon the Shareholder and Seller for all purposes, and no party to this Agreement shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

     6.11 Contingent Registration Right. If, during the 90 day period immediately after the holding period under paragraph (d) of Rule 144 promulgated under the Securities Act or any successor rule ("Rule 144") is satisfied in respect of the Shares by the Shareholder, and the Shareholder cannot sell all of the Shares pursuant to Rule 144 (assuming the Shareholder takes all actions within her control to comply with Rule 144) because of restrictions on the number of share salable under paragraph (e) of Rule 144, upon the Shareholder's written request made during the 30 days following such 90 day period, Parent, at Parent's expense, will file a registration statement under the Securities Act on Form S-3, if such form is then available to Parent, and after such filing, will use its reasonable best efforts to cause such registration statement to become effective and to remain effective for 90 days. The rights under this Section
6.11 are not transferrable. To the extent any of the Shares have been transferred pursuant to Section 6.8, such transferred Shares may be incorporated into the registration statement.

7.         Conditions  Precedent  to Obligations  of  Parent  and
Purchaser

      The obligations of Parent and Purchaser to consummate the Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Seller and the Shareholder in this Agreement and in each of the other agreements and instruments delivered to Parent or Purchaser in connection with the Transactions shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

     7.2 Performance of Covenants. All of the covenants and obligations that Seller or the Shareholder is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Consents. All Consents required or advisable to be obtained in connection with the Transactions (including the Consents identified in Part 2.19 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.4 Agreements and Documents. Parent and Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) the Noncompetition Agreement, executed by the Shareholder;

          (b)       the Closing Certificate;

          (c) any bills of sale, endorsements and assignments in form acceptable to Purchaser transferring title to the Purchased
     Seller Assets and Purchased Shareholder Assets to Purchaser;

          (d) such other documents evidencing the transfer of the Purchased Seller Assets and Purchased Shareholder Assets to
     Purchaser as are reasonably requested by Purchaser;

          (e) estoppel certificates with respect to various contractual obligations of Seller;

          (f) evidence that any notices or filings required to have been given to or made with Governmental Bodies in connection with the Transactions have been given and made and that all Consents required to have been obtained in connection with the Transactions have been obtained; and

          (g) such other documents as Parent or Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Seller or the Shareholder, (ii) evidencing the compliance by Seller or the Shareholder with, or the performance by Seller or the Shareholder of, any covenant or obligation set forth in the Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

     7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal.

     7.6 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Transactions or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to its ownership of the Purchased Seller Assets or the Purchased Shareholder Assets.

     7.7 Key Employees. The Persons identified in Exhibit F (the "Key Employees") shall have been employees of Seller at all times since the date of this Agreement and none of the Key Employees shall have failed to accept an offer of employment from Purchaser (conditional on the occurrence of the Closing) or communicated to any Person any intent to terminate his or her present or future employment with Purchaser or Seller.

     7.8 Actions Satisfactory. All actions and proceeding taken in connection with the Transactions, and all documents relating to the Transactions, shall be reasonably satisfactory in form and substance to Parent, Purchaser and their counsel.

     7.9 Satisfactory Completion of Pre-Acquisition Review. Parent and Purchaser shall have satisfactorily completed their pre-acquisition investigation and review of the business, condition, assets, liabilities, operations, financial performance, net income and prospects of Seller and shall be satisfied in their sole discretion with the results of that investigation and review.

     7.10 Customer References. Seller shall have provided to Parent and Purchaser, and Parent and Purchaser shall be satisfied with, in their sole discretion, customer references of Seller.

     7.11 Mylex Profit Projection. Seller shall have provided to Parent and Purchaser, and Parent and Purchaser shall be satisfied with, in their sole discretion, a profit projection for Seller's Mylex turnkey project covering the period from May 1, 1996 through September 30, 1996.

     7.12 Board Approval. The transaction contemplated by this Agreement shall have been duly authorized by the Boards of Directors of Parent and Purchaser.


8.         Conditions Precedent to Obligations of Seller and  the
Shareholder

      The   obligations  of  Seller  and  the   Shareholder  to  consummate  the
Transactions are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     8.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     8.2 Performance of Covenants. All of the covenants and obligations that Parent and Purchaser are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     8.3 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of any of the Transactions illegal.


9.        Termination

     9.1 Termination Events. This Agreement may be terminated prior to the Closing:

          (a) by Parent or Purchaser if a Material Adverse Effect on Seller has occurred since the date of this Agreement;

          (b) by Parent or Purchaser if either reasonably determines that the timely satisfaction of any material condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Parent or Purchaser to comply with or perform any covenant or obligation of Parent or Purchaser set forth in this Agreement);

          (c) by Seller if Seller reasonably determines that the timely satisfaction of any material condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of Seller to comply with or perform any covenant or obligation set forth in this Agreement);

          (d) by Parent or Purchaser at or after the Scheduled Closing Time if any material condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

          (e) by Seller at or after the Scheduled Closing Time if any material condition set forth in Section 8 has not been satisfied by the Scheduled Closing Time;

          (f) by Parent or Purchaser if the Closing has not taken place on or before May 31, 1996 (other than as a result of any failure on the part of Parent or Purchaser to comply with or perform any covenant or obligation of Parent or Purchaser set forth in this Agreement);

          (g) by Seller if the Closing has not taken place on or before May 31, 1996 (other than as a result of the failure on the part of Seller to comply with or perform any covenant or obligation set forth in this Agreement); or

          (h)       by the mutual consent of Parent, Purchaser and Seller.

     9.2 Termination Procedures. If Parent or Purchaser wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(b), Section 9.1(d) or Section 9.1(f), Parent or Purchaser, as the case may be, shall deliver to Seller a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement. If Seller wishes to terminate this Agreement pursuant to Section 9.1(c), Section 9.1(e) or Section 9.1(g), Seller shall deliver to Parent and Purchaser a written notice stating that Seller is terminating this Agreement and setting forth a brief description of the basis on which Seller is terminating this Agreement.

     9.3 Effect of  Termination.  If this  Agreement is  terminated  pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither Seller, Purchaser nor Parent shall be relieved of any obligation or Liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11.

10.       Indemnification and Other Remedies

     10.1      Survival of Representations and Covenants.

          (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive
(without limitation):

                (i) the execution and delivery of this Agreement and the sale of the Purchased Seller Assets and Purchased Shareholder
     Assets to Purchaser;

                (ii) any subsequent sale or other disposition of any or all of the Purchased Seller Assets or Purchased Shareholder Assets by Purchaser;

                (iii)           the liquidation and dissolution of Seller; and

                (iv)      the death of the Shareholder.

All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for an unlimited period of time.

          (b) The representations, warranties, covenants and obligations of the Shareholder and Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Shareholder and Seller in this Agreement.

     10.2 Indemnification by the Shareholder and Seller. The Shareholder and Seller, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                (a) any breach of any representation or warranty made by the Shareholder or Seller in this Agreement or any of the other Transactional Agreements;

                (b) any breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule;

                (c) any breach of any covenant or obligation of the Shareholder or Seller;

                (d) any Liability of Seller, the Shareholder or any Related Party, other than the Specified Contractual Liabilities;

                (e) any Liability (other than the Specified Contractual Liabilities) to which Parent, Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product or system manufactured, assembled or sold by Seller, (B) any services performed by or on behalf of Seller,
     (C) the presence of any Hazardous Material in the soils, groundwater, surface water or air on, under, about or emanating from any site owned, leased, occupied or controlled by Seller on or at any time prior to the Closing Date, (D) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of Seller on or at any time prior to the Closing Date, or (F) the operation of the business of Seller, or (G) any claim, demand or action relating to Seller or the Transactions made by any Person who at any time claims to have been a holder of capital stock of Seller or any option, warrant or right (regardless of whether exercised or converted) to acquire capital stock of Seller; or

                (f) any Legal Proceeding relating directly or indirectly to (A) any breach, Liability, statement, omission or other matter of the type referred to in clause "(a)," "(b)," "(c)," "(d)" or "(e)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 10) or (B) any allegation of any item referred to in the foregoing clause "(A)."

     10.3 Indemnification by Parent and Purchaser. Parent and Purchaser shall hold harmless and indemnify each of Seller and Shareholder from and against, and shall compensate and reimburse each of the Seller and Shareholder for, any Damages that are directly or indirectly suffered or incurred by Seller and Shareholder, as the case may be, or to which Seller or Shareholder, as the case may be, may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                (a) any breach of any representation or warranty made by Parent or Purchaser in this Agreement or any of the other
     Transactional Agreements;

                (b) any breach of any covenant or obligation of Parent or Purchaser in this Agreement; or

                (c) any Legal Proceeding relating directly or indirectly to any breach, Liability, statement, omission or other matter of the type referred to in clause "(a)," or "(b)" above (including any Legal Proceeding commenced by Seller or Shareholder for the purpose of enforcing any of its rights under this Section 10).

     10.4 Interest. Any party that is required to indemnify any other Person pursuant to this Section 10 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate two percentage points above the rate of interest publicly announced by the Bank of America N.T. & S.A. from time to time as its prime, base or reference rate.

     10.5 Setoff. In addition to any rights of setoff or other rights that Parent, Purchaser or any of the other Indemnitees may have at common law or otherwise, each of Parent and Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 10 from any amount otherwise payable by any Indemnitee to Seller or the Shareholder, including without limitation the Promissory Note. The exercise of such right of setoff by Parent or Purchaser, whether or not ultimately determined to be permitted pursuant to this Section 10.5, shall not constitute an event of default under the Promissory Note. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

     10.6 Nonexclusivity of Indemnification Remedies. The indemnification remedies and other remedies provided in this Section 10 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 10 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

     10.7      Defense of Third Party Claims.

                (a) In the event of the assertion or commencement by any Person other than an indemnified Section 10 Person (as hereinafter defined) of any claim or Legal Proceeding (whether against Purchaser, against any other Indemnitee or against any other Person) with respect to which an indemnifying Section 10 Person may become obligated to indemnify, hold harmless, compensate or reimburse any indemnified Section 10 Person pursuant to this Section 10, such indemnified Section 10 Person shall have the right, at its election, to designate the indemnifying Section 10 Person to assume the defense of such claim or Legal Proceeding at the sole expense of the indemnifying Section 10 Person. If an indemnified Section 10 Person so elects to designate an indemnifying Section 10 Person to assume the defense of any such claim or Legal Proceeding:

          (i) the indemnifying Section 10 Person shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel satisfactory to the indemnified Section 10 Person;

          (ii) the indemnified Section 10 Person shall make available to the indemnifying Section 10 Person any non-privileged documents and materials in the possession of the indemnified Section 10 Person that may be necessary to the defense of such claim or Legal Proceeding;

          (iii) the  indemnifying  Section 10 Person shall keep the  indemnified
     Section 10 Person informed of all material developments and events relating to such claim or Legal Proceeding;

          (iv)  except   where   separate   counsel  has  been  engaged  by  the
     indemnifying Section 10 Person as provided in Section 10.7(b), the indemnified Section 10 Person shall have the right to participate in the indemnifying Section 10 Person's defense of such claim or Legal Proceeding;

          (v) the indemnifying Section 10 Person shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the indemnified Section 10 Person; and

          (vi)   the   indemnified   Section   10   Person   may  at  any   time
     (notwithstanding the prior designation of the indemnifying Section 10 Person to assume the defense of such claim or Legal Proceeding) assume the defense of such claim or Legal Proceeding (it being understood that, where separate counsel has been engaged by the indemnifying Section 10 Person pursuant to Section 10.7(b), the indemnified Section 10 Person cannot assume the defense being conducted by such separate counsel on behalf of the indemnifying Section 10 Person).

If the indemnified Section 10 Person does not elect to designate the indemnifying Section 10 Person to assume the defense of any such claim or Legal Proceeding (or if, after initially designating the indemnifying Section 10 Person to assume such defense, the indemnified Section 10 Person elects to assume such defense), the indemnified Section 10 Person may proceed with the defense of such claim or Legal Proceeding on its own. If the indemnified Section 10 Person so proceeds with the defense of any such claim or Legal Proceeding on its own:

                (1) all expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the indemnifying Section 10 Person;

                (2) the indemnifying Section 10 Person shall make available to the indemnified Section 10 Person any documents and materials in the possession or control of the indemnifying Section 10 Person that may be necessary to the defense of such claim or Legal Proceeding;

                (3)  the   indemnified   Section   10  Person   shall  keep  the
     indemnifying Section 10 Person informed of all material developments and events relating to such claim or Legal Proceeding; and

                (4) the indemnified Section 10 Person shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the indemnifying Section 10 Person; provided, however, that the indemnifying Section 10 Person shall not unreasonably withhold such consent.

          (b) If the defendants in any Legal Proceeding include both an indemnified Section 10 Person and an indemnifying Section 10 Person and any
     Section 10 Person shall have reasonably concluded that there may be a conflict between the positions of an indemnifying Section 10 Person and an indemnified Section 10 Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other Section 10 Persons similarly situated with respect to such Legal Proceeding under this
     Section 10 which are different from or in addition to those available to another Section 10 Person, such Section 10 Person shall have the right to select separate counsel to conduct such legal defenses on behalf of such
     Section 10 Person and to otherwise participate in the defense of such action on behalf of such Section 10 Person. As used herein, any Person indemnifying another Person under this Section 10 and any Person indemnified by another Person under this Section 10 may be referred to as a "Section 10 Person." In the event a Section 10 Person exercises its right to separate counsel set forth in this Section 10.7(b), nothing in this
     Section 10.7 shall limit or terminate  any  obligation  of an  indemnifying
     Section 10 Person to an indemnified Section 10 Person under this Section 10 (including without limitation the obligations (i) to indemnify, hold harmless, reimburse and compensate an indemnified Section 10 Person and
     (ii) to pay the fees and expenses of the separate counsel of an indemnified
     Section 10 Person).

     10.8 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.


11.       Miscellaneous Provisions

     11.1 Joint and Several Liability. The Shareholder shall be jointly and severally liable with Seller for the due and timely compliance with and performance of each of the covenants and obligations of Seller set forth in the Transactional Agreements. The Shareholder's obligations and Liability under this Agreement and the other Transactional Agreements shall survive the Shareholder's death (and shall be binding upon the Shareholder's personal representatives, executors, administrators, estate, heirs and successors) and shall not be limited in any way by:

                (i) any failure on the part of Parent, Purchaser or any other Indemnitee to exercise any right or assert any claim against Seller or the Shareholder; or

                (ii)      the liquidation and dissolution of Seller.

     11.2 Certain Disclaimers. Seller and the Shareholder acknowledge that, notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Purchaser has made or provided, and neither Parent nor Purchaser is making or providing, any representation, warranty, covenant or assurance of any nature (implied or otherwise) regarding:

           (a) the manner in which any of the Transactions will be treated or characterized for Tax purposes, or the Tax consequences of any of the Transactions to Seller or the Shareholder; or

            (b) the employment or retention by Parent or Purchaser of any current or former employee of either of Seller, or the terms of employment of any such employee that Parent or Purchaser may elect to hire.

     11.3      Fees and Expenses.

          (a) Subject to the provisions of Section 10 (including the indemnification and other obligations of Parent and Purchaser thereunder), Shareholder and Seller shall jointly and severally bear and pay all fees, costs and expenses (including all legal fees and expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Shareholder or Seller in connection with:

                (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions;

                (ii) the investigation and review conducted by Parent, Purchaser and their Representatives with respect to the business of Seller (and the furnishing of information to Parent and Purchaser and their Representatives in connection with such investigation and review);

                (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates and other instruments and documents delivered or to be delivered in connection with the Transactions;

                (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

                (v)       the consummation and performance of the Transactions.

          (b) Subject to the provisions of Section 10 (including the indemnification and other obligations of Seller and the Shareholder thereunder), Parent and Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward Castro Huddleson & Tatum) that have been incurred or that are in the future incurred by or on behalf of Parent or Purchaser in connection with:

                (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions;

                (ii) the investigation and review conducted by Parent, Purchaser and their Representatives with respect to the business of Seller;

                (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates and other instruments and documents delivered or to be delivered in connection with the Transactions; and

                (iv)      the consummation and performance of the Transactions.

     11.4 Attorneys' Fees. If any legal action or other Legal Proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Shareholder:

               Helen Kwong
               6082 Stewart Avenue
               Fremont, CA  94538
               Facsimile: 510-657-5863


          if to Seller:

               Anetec Technology, Inc.
               6082 Stewart Avenue
               Fremont, CA  94538
               Facsimile: 510-657-5863


          if to Parent:

               Elexsys International Inc.
               1188 Bourdeaux Drive
               Sunnyvale, CA  94089
               Facsimile: 408-743-5454

               with a copy to:

               Cooley Godward Castro Huddleson & Tatum
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA  94306
               Attn:  Alan C. Mendelson, Esq.
               Facsimile: 415-857-0663

          if to Purchaser:

               ELXI Acquisition, Inc.
               1188 Bourdeaux Drive
               Sunnyvale, CA  94089
               Facsimile: 408-743-5454

               with a copy to:

               Cooley Godward Castro Huddleson & Tatum
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA  94306
               Attn:  Alan C. Mendelson, Esq.
               Facsimile: 415-857-0663

     11.6 Time of the Essence. Time is of the essence of this Agreement.

     11.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.9      Governing Law; Venue.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b) Subject to Section 11.17, any legal action or other Legal Proceeding relating to this Agreement, brought to enforce any award of an arbitrator or to request provisional relief pursuant to Exhibit I hereof, may be brought or otherwise commenced in any state or federal court located in the City and County of Santa Clara, California. Each party to this Agreement:

               (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the City and County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

               (ii) agrees that each state and federal court located in the City and County of Santa Clara, California shall be deemed to be a convenient forum; and

               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) Notwithstanding anything in this Agreement to the contrary, if any Legal Proceeding is commenced against any party to this Agreement by any Person in or before any court or other tribunal anywhere in the United States, then such party may proceed against any other party to this Agreement in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Legal Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

          (d) Except as provided by Section 11.17, nothing contained in Section 11.9(b) or 11.9(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any Legal Proceeding or otherwise proceed against any of the Shareholder or either of Seller in any other forum or jurisdiction.

          (e) Seller irrevocably constitutes and appoints the Shareholder as its agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

          (f) Each party hereto irrevocably waives the right to a jury trial in connection with any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     11.10          Successors and Assigns; Parties in Interest.

          (a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); the Shareholder and his personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: Seller; the Shareholder; Parent; Purchaser; the other Indemnitees (subject to Section 10.8); and the respective successors and assigns (if any) of the foregoing.

          (b) Parent and Purchaser may freely assign any or all of their respective rights under this Agreement (including its indemnification rights under Section 10), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Neither Shareholder nor Seller shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Agreement without Parent's prior written consent.

          (c) Except for the provisions of Section 10 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) none of Seller's employees shall have any rights under this Agreement or under any of the other Transactional Agreements (except for the Shareholder as expressly agreed) and (ii) no creditor of either of Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

     11.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative
(and not alternative). Parent, Purchaser, Shareholder and Seller agree that:

               (a) in the event of any breach or threatened breach by a party to this Agreement of any covenant, obligation or other provision set forth in this Agreement or any other Transaction Agreement, any non-breaching party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and

               (b) neither party to this Agreement or Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

     11.12          Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.13 Amendments. This Agreement may be amended, modified, altered or supplemented only by means of a written instrument duly executed and delivered on behalf of Purchaser and the Shareholder.

     11.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.15 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof, including, without limitation, the Letter Agreement dated April 23, 1996 between Parent and Seller and the Letter of Intent dated April 4, 1996 between Parent and Seller.

     11.16          Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
(e)
     11.17 Arbitration. After the Closing, the parties agree to arbitrate any dispute, claim or controversy of whatever nature arising out of or relating to this Agreement through arbitration in accordance with Exhibit I hereto, which
Exhibit I is hereby incorporated by reference into this Agreement and made a part hereof.
      The parties to this Agreement have caused this Agreement to be executed and delivered as of May 3, 1996.

                            Anetec Technology, Inc.,
                            a California corporation



                              By:
                                   Helen Kwong, President





                              Helen Kwong,
                                an individual


                           Elexsys International Inc.,
                             a Delaware corporation


                              By:
                                   W. Barry Hegarty, President


                             ELXI Acquisition, Inc.,
                            a California corporation


                              By:
                                   W. Barry Hegarty, President


                           EXHIBIT A


                      CERTAIN DEFINITIONS

            For purposes of the Agreement (including this Exhibit A):

      Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of Seller's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of Seller, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Seller or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Seller; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving Seller.

      Agreement.   "Agreement"  shall  mean  the  Asset  Purchase
Agreement to which this Exhibit A is attached, as it may be amended from time to time.

      Commission.     "Commission" shall mean the Securities  and
Exchange Commission.

      Consent.   "Consent"  shall  mean  any  approval,  consent,
ratification, permission, waiver or authorization (including any Governmental Authorization).

      Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

      Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent and Purchaser on behalf of Seller and the Shareholder.

      Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

      Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      ERISA.   "ERISA" shall mean the Employee Retirement  Income
Security Act of 1974, as amended.

      ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, or would be treated as a single employer with Seller under Section 414 of the Code.

      Excluded Assets. "Excluded Assets" shall mean the assets identified on Exhibit G (to the extent owned by Seller on the date of execution and delivery of this Agreement).

      Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

      Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

      Governmental Authorization.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

(a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal). (b) (b) Parent; (b) Purchaser;
(c) Parent's current and future affiliates; (d) the respective Representatives of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; and (e) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)", "(c)" and "(d)" above; provided, however, that in no event shall Seller or the Shareholder be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

      Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on Seller if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Seller's business, intellectual property rights, condition, assets, liabilities, operations, financial performance or prospects.

      Net Revenues. "Net Revenues" means the gross amount collected on the sale of products, maintenance or services less (a) discounts actually allowed, (b) credits for claims, allowances, retroactive price reductions or returned items,
(c) prepaid freights, (d) sales taxes or other governmental charges actually paid in connection with the sale (but excluding what is commonly known as income tax), and (e) brokerage, commissions and other reasonable fees paid to others for or in connection with sales of products, maintenance or services.

      Person.   "Person"  shall mean any  individual,  Entity  or
Governmental Body.

      Proprietary Asset. "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

      Purchased Seller Assets. "Purchased Seller Assets" shall mean and include all of the properties, rights, interests and other tangible and intangible assets of Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles). Without limiting the generality of the foregoing, the Purchased Seller Assets shall include:

          (2)       inventories; work-in-process; and finished goods;

          (3)       fixed assets;

          (4) intangible assets (rights (but not duties or obligations) under contracts, customer lists, supplier lists, trade secrets, software, procedures and any other items required by Parent or Purchaser to continue Seller's operations);

          (5)       any investments or securities held by Seller;

          (6) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of Seller (including the tangible assets identified in Part 2.9 of the Disclosure Schedule);

          (7) all advertising and promotional materials possessed by Seller;

          (8)       all Seller Proprietary Assets and goodwill of Seller;

          (9) all rights of Seller under Seller Contracts (including the Contracts identified in Part 2.9 of the Disclosure Schedule);

          (10) all Governmental Authorizations held by Seller (including the Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule);

          (11) all claims and causes of action of Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller (regardless of whether such rights are currently exercisable); and

          (12)      all books, records, files and data of Seller.

       Purchased  Shareholder  Assets.   "Purchased  Shareholder  Assets"  shall
consist of all of the tangible assets owned by the Shareholder needed for the conduct of or useful in connection with the business of Seller, including, without limitation, the items identified on Exhibit J.

      Representatives.   "Representatives" shall  mean  officers,
directors, employees, agents, attorneys, accountants, advisors and representatives.

     Sales and Property Tax. "Sales and Property Tax" shall mean any tax (including any value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.


       Securities  Act.      "Securities  Act"  shall  mean   the
Securities Act of 1933, as amended.

     Seller Contract.  "Seller Contract" shall mean any Contract:
(a) to which Seller is a party; (b) by which Seller or any of its assets is or may become bound or under which Seller has, or may become subject to, any obligation; or (c) under which Seller has or may acquire any right or interest.

      Seller Plan.  "Seller Plan" shall mean any Employee Benefit
Plan that is currently in effect and:

          (d) that was established or adopted by Seller or any ERISA Affiliate or is maintained or sponsored by Seller;

          (e)       in which Seller participates;

          (f) with respect to which Seller or any ERISA Affiliate is or may be required or permitted to make any contribution; or

          (g) with respect to which Seller or any ERISA Affiliate is or may become subject to any liability.

      Seller Proprietary Asset. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Seller or otherwise used by Seller.

      Specified Contractual Liabilities. "Specified Contractual Liabilities" shall mean the obligations of Seller under the contracts identified on Exhibit H to the Agreement, but only to the extent such obligations (i) arise after the Closing Date, (ii) do not arise from or relate to any breach by Seller of any provision of any of such contracts, (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such contracts, and (iv) are ascertainable (in nature and amount) solely by reference to the express terms of such contracts; provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in the Agreement, the "Specified Contractual Liabilities" shall not include, and Purchaser shall not be required to assume or to perform or discharge:

          (1) any Liability of Seller arising from or relating to any action taken by Seller, or any failure on the part of Seller to take any action, at any time prior to, on or after the Closing Date;

          (2) any Liability of Seller arising from or relating to (x) any services performed by Seller for any customer, or (y) any claim or Legal Proceeding against Seller;

          (3)       any Liability of Seller for the payment of any Tax;

          (4) any Liability of Seller under or with respect to any Employee Benefit Plan;

          (5) any Liability of Seller to any employee or former employee (whether for salaries, wages, severance pay, vacation pay, benefits or other compensation, or otherwise);

          (6) any Liability of Seller to the Shareholder or any other Related Party;

          (7) any Liability under any Contract, if Seller shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to Purchaser any rights or obligations under such Contract;

          (8) any Liability that is inconsistent with or that constitutes an inaccuracy in, or that arises or exists by virtue of any breach of, (x) any representation or warranty made by the Shareholder or Seller in any of the Transactional Agreements, or (y) any covenant or obligation of the Shareholder or Seller in any of the Transactional Agreements; or

          (9) any other Liability that is not specifically included in the "Specified Contractual Liabilities."

      Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      Transactional Agreements. "Transactional Agreements" shall mean:

          (h)       the Agreement;
(i)
          (i)       the Promissory Note; and

          (j) the agreements and instruments referred to in Section 1.3(b) of the Agreement.

      Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and
(b)  all  of  the  transactions contemplated  by  the  respective
Transactional Agreements, including:

               (i) the sale of the Purchased Seller Assets by Seller to Purchaser in accordance with the Agreement;

               (ii) the sale of the Purchased Shareholder Assets by Shareholder to Purchaser in accordance with the Agreement;

               (iii) the assumption of the Specified Contractual Liabilities by Purchaser pursuant to the Agreement;

               (iv) the liquidation and dissolution of Seller in accordance with the Agreement; and

               (v) the performance by Seller, the Shareholder, Parent and Purchaser of their respective obligations under the Transactional Agreements and the exercise by Seller, the Shareholder, Parent and Purchaser of their respective rights under the Transactional Agreements.












                    ASSET PURCHASE AGREEMENT


                             among:


                    Anetec Technology, Inc.,
                   a California corporation;


                          Helen Kwong;

                    ELXI Acquisition, Inc.,
                   a California corporation;

                              and


                  Elexsys International Inc.,
                     a Delaware corporation






                    Dated as of May 3, 1996

                       TABLE OF CONTENTS
                                                             Page

Section 1.                   Sale of Assets; Related Transactions       1
          1.1                                     Sale of Assets.       1
          1.2                                     Purchase Price.       1
          1.3                                            Closing.       2
          1.4                               No Other Liabilities.       3
          1.5                                   Retained Payment.       3

Section 2.Representations and Warranties of the Shareholder and Seller       3
          2.1             Due Organization; No Subsidiaries; Etc.       3
          2.2     Articles of Incorporation and Bylaws; Records.        4
          2.3                                Capitalization, Etc.       4
          2.4                               Financial Statements.       5
          2.5                                 Absence of Changes.       5
          2.6                                    Title to Assets.       6
          2.7                               Equipment; Leasehold.       7
          2.8                                 Proprietary Assets.       7
          2.9                                          Contracts.       8
          2.10                                       Liabilities.      10
          2.11                Compliance with Legal Requirements.      10
          2.12                       Governmental Authorizations.      10
          2.13                    Sales and Property Tax Matters.      11
          2.14         Employee and Labor Matters; Benefit Plans.      11
          2.15                             Environmental Matters.      12
          2.16                        Related Party Transactions.      13
          2.17                         Legal Proceedings; Orders.      13
          2.18            Authority; Binding Nature of Agreement.      14
          2.19                       Non-Contravention; Consents.      14
          2.20                                           Brokers.      15
          2.21     Fair Consideration; No Fraudulent. Conveyance.      15

     2.22 Full Disclosure.                                     15

     2.23 All Necessary Assets.                                15

Section 3. Representations and Warranties of Parent and Purchaser      15
          3.1            Authority; Binding Nature of Agreements.      15
          3.2                                            Brokers.      16

Section 4.                             Certain Securities Matters      16
          4.1         Representations  of Seller and Shareholder.      16
          4.2                   Sale of the Shares by Shareholder      18

Section 5.                           Certain Covenants of Seller       18
          5.1                           Access and Investigation.      18
          5.2                     Operation of Seller's Business.      19
          5.3       Notification; Updates to Disclosure Schedule.      20
          5.4                                     No Negotiation.      21
          5.5           Bulk Transfer Waiver and Indemnification.      21

Section 6.                                      Certain Covenants      21
          6.1                               Filings and Consents.      21
          6.2                                      Best Efforts.       22
          6.3                                     Change of Name.      22
          6.4                                         Dissolution      22
          6.5                                         Tax Returns      22
          6.6                                    Further Actions.      22
          6.7                                          Publicity.      23
          6.8                                         Standstill.      23
          6.9                      Release of Security Interests.      24
          6.10                                        Allocation.      24
          6.11                     Contingent Registration Right.      24

Section 7.Conditions Precedent to Obligations of Parent and Purchaser  24
          7.1                        Accuracy of Representations.      24
          7.2                            Performance of Covenants      25
          7.3                                            Consents      25
          7.4                            Agreements and Documents      25
          7.5                                       No Restraints      25
          7.6                               No Legal Proceedings.      26
          7.7                                      Key Employees.      26
          7.8                               Actions Satisfactory.      26
          7.9  Satisfactory Completion of Pre-Acquisition Review.      26
          7.10                               Customer References.      26
          7.11                           Mylex Profit Projection.      26
          7.12                                    Board Approval.      26

Section 8.          Conditions Precedent to Obligations of Seller
                                              and the Shareholder      26
          8.1                         Accuracy of Representations      26
          8.2                            Performance of Covenants      27
          8.3                                       No Restraints      27

Section 9.                                            Termination      27
          9.1                                 Termination Events.      27
          9.2                             Termination Procedures.      28
          9.3                              Effect of Termination.      28

Section 10.                    Indemnification and Other Remedies      28
          10.1         Survival of Representations and Covenants.      28
          10.2     Indemnification by the Shareholder and Seller.      29
          10.3           Indemnification by Parent and Purchaser.      30
          10.4                                          Interest.      30
          10.5                                            Setoff.      30
          10.6        Nonexclusivity of Indemnification Remedies.      30
          10.7                     Defense of Third Party Claims.      31
          10.8Exercise of Remedies by Indemnitees Other Than Parent.   33

Section 11.                              Miscellaneous Provisions      33
          11.1                       Joint and Several Liability.      33
          11.2                                Certain Disclaimers      33
          11.3                                 Fees and Expenses.      33
          11.4                                   Attorneys' Fees.      34
          11.5                                           Notices.      35
          11.6                               Time of the Essence.      36
          11.7                                          Headings.      36
          11.8                                      Counterparts.      36
          11.9                              Governing Law; Venue.      36
          11.10      Successors and Assigns; Parties in Interest.      37
          11.11        Remedies Cumulative; Specific Performance.      38
          11.12                                           Waiver.      38
          11.13                                       Amendments.      38
          11.14                                     Severability.      38
          11.15                                 Entire Agreement.      39
          11.16                                     Construction.      39
          11.17                                      Arbitration.      39

EXHIBITS

Exhibit A:          Certain Definitions
Exhibit B:          Form of Promissory Note
Exhibit C:          Form of Noncompetition Agreement
Exhibit D:          Allocation of Consideration
Exhibit E:          Form  of  Confidential  Information and Invention Assignment
                    Agreement
Exhibit F:          Key Employees
Exhibit G:          Excluded Assets
Exhibit H:          Assumed Contracts
Exhibit I:          Dispute Resolution
Exhibit J:          Purchased Shareholder Assets

                                PROMISSORY NOTE


$1,000,000                                               Palo Alto, California
                                                                  May __, 1996

      For Value Received, the undersigned hereby unconditionally promises to pay to the order of Anetec Technology, Inc., a California corporation (the "Company") or holder, at 6082 Stewart Avenue, Fremont, California 94538, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of one million dollars ($1,000,000) together with interest accrued from the date hereof on the unpaid principal at the rate of 8.00% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

            Principal Repayment. The outstanding principal amount hereunder shall be subject to scheduled amortized repayments on the dates and in the amounts listed below:

                  Principal Repayment Date                  Repayment Amount
                  One year from the date hereof             $500,000
                  Two years from the date hereof            $500,000

            Interest Payments. Interest shall be payable in arrears on each Principal Repayment Date.

      This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

      Reference is made to that certain Asset Purchase Agreement dated May 3, 1996 among the Company, Helen Kwong, ELIX Acquisition, Inc., and the undersigned, for addition terms to which this Note is subject.

      This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                         Signed:     Elexsys International Inc.,
                                     a Delaware corporation


                         By:         ________________________
                                     W. Barry Hegarty,
                                     President and Chief Operating Officer

                            NONCOMPETITION AGREEMENT


      This NONCOMPETITION AGREEMENT (this "Agreement") is made as of May __, 1996, by and among ELEXSYS INTERNATIONAL INC., a Delaware corporation ("Parent"), ELXI Acquisition, Inc., a California corporation ("Purchaser") and HELEN KWONG (the "Shareholder").

                                    RECITALS

      A. As an employee and shareholder of Anetec Technology, Inc., a California corporation (the "Seller"), the Shareholder has obtained extensive and valuable knowledge and information concerning the business of Seller (including confidential information relating to Seller and its operations, assets, contracts, customers, personnel, plans and prospects).

      B. Concurrently with the execution and delivery of this Agreement, Purchaser is purchasing from Seller, certain of Seller's assets, business and goodwill, pursuant to the terms and conditions of an asset purchase agreement dated as of May 3, 1996 by and among Parent, Purchaser, Seller and Shareholder (the "Asset Purchase Agreement"). Section 7.4 of the Asset Purchase Agreement requires that a noncompetition agreement be executed and delivered by the Shareholder as a condition to the purchase of such assets by Purchaser, and the Shareholder is entering into this Agreement in order to induce Purchaser to purchase certain assets of Seller.

      C.    Seller  has  conducted  and  is  conducting   its  business  on  a
worldwide basis.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:


      1.     DEFINITIONS

      Capitalized terms used but not expressly defined in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement.

      2.     ACKNOWLEDGMENTS BY THE SHAREHOLDER

      The Shareholder acknowledges that (a) the Shareholder has occupied a position of trust and confidence with Seller prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of Seller, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of Seller, data, know-how, compositions, processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans; (ii) any and all information concerning the business and affairs of Seller (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Seller containing or based, in whole or in part, on any information included in the foregoing, (b) the business of Seller is international in scope, (c) Purchaser has required that the Shareholder make the covenants set forth in this Agreement as a condition to Purchaser's purchase of certain assets, business and goodwill of the Shareholder; (d) the provisions of this Agreement are reasonable and necessary to protect and preserve Seller's business, and (e) Seller would be irreparably damaged if the Shareholder were to breach the covenants set forth in Sections 3, 4, 5, 6 and 7 of this Agreement.

      3.     CONFIDENTIAL INFORMATION

      The Shareholder acknowledges and agrees that all Confidential Information known or obtained by the Shareholder, whether before or after the date hereof, is the property of Purchaser. Therefore, the Shareholder agrees that the Shareholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether the Shareholder has such information in the Shareholder's memory or embodied in writing or other physical form, without Purchaser's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of the Shareholder's fault or the fault of any other Person bound by a duty of confidentiality to Purchaser or Seller. The Shareholder agrees to deliver to Purchaser at the time of execution of this Agreement, and at any other time Purchaser may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of Seller and any other Confidential Information that the Shareholder may then possess or have under the Shareholder's control.

      4.     NONCOMPETITION

      As an inducement for Parent and Purchaser to enter into the Asset Purchase Agreement and as additional consideration for the consideration to be paid to the Seller under the Asset Purchase Agreement (all or a part of which will be distributed to the Shareholder), the Shareholder agrees that during the Noncompetition Period (as hereinafter defined), the Shareholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Shareholder's name or any similar name to, lend the Shareholder's credit to, or render services or advice to, any business whose products, product development, services or other activities compete in any respect with the products, product development, services or other activities of or offered by Seller, as such existed at or before the Closing (the "Restricted Business"), anywhere in the world; provided, however, that the Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. As used herein, the "Noncompetition Period" shall commence upon the Closing and end upon the first to occur of (i) the date three years after the Closing or (ii) the date of the termination by Purchaser, Parent or any subsidiary or Parent (each, a "Parent Company") without cause of the Shareholder's employment with a Parent Company. A transfer of Shareholder between two Parent Companies shall not be construed as a termination.

      5.     NONSOLICITATION.

      The Shareholder further agrees that for a period of three years after the Closing, she will not:

      (a) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder's own behalf or on behalf of any other person or entity) any employee of a Parent Company to leave his or her employment with such Parent Company;

      (b) employ, or permit any entity over which the Shareholder exercises any control, to employ such employee who has terminated his or her employment with a Parent Company during such three-year period; or

      (c) directly or indirectly, personally or through others, approach, contact, solicit, advise or do (or attempt to do) business with, or otherwise interfere with the relationship of a Parent Company with, any person or entity who is, was or is reasonably anticipated to become a customer or client of a Parent Company or Seller with respect to the Restricted Business.

      6.     NO DISPARAGEMENT.

      The Shareholder will not, at any time during or after the three-year period, disparage any Parent Company, or any of their respective shareholders, directors, officers, employees, or agents.

      7.     NEW EMPLOYMENT.

      The Shareholder will, for a period of three years after the Closing, within ten days after accepting any employment, advise Parent of the identity of any employer of the Shareholder. Parent may serve notice upon each such employer that the Shareholder is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

      8.     INDEPENDENCE OF OBLIGATIONS.

      The covenants of the Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and Parent, Purchaser or Seller, on the other. The existence of any claim or cause of action by the Shareholder against Parent, Purchaser or Seller shall not constitute a defense to the enforcement of such covenants against the Shareholder.

      9.     REMEDIES

      If the Shareholder breaches the covenants set forth in this Agreement, each of Parent and Purchaser will be entitled to the following remedies:

            (a)    Damages from the Shareholder; and

            (b) In addition to its right to Damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Parent or Purchaser and would be an inadequate remedy for such breach.

            (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

      10.    NON-EXCLUSIVITY.

      The rights and remedies of Parent and Purchaser hereunder are not exclusive of or limited by any other rights or remedies which Parent or Purchaser may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and Purchaser hereunder, and the obligations and liabilities of the Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

      11.    INDEMNIFICATION.

      Without in any way limiting any of the rights or remedies otherwise available to Purchaser, the Shareholder shall hold harmless and indemnify Purchaser from and against, and shall compensate and reimburse Parent and Purchaser from, any Damages which are directly or indirectly suffered or incurred at any time by Parent or Purchaser, or to which Parent or Purchaser otherwise becomes subject (regardless of whether or not such Damages relate to a third-party claim) and that arise from or are directly or indirectly connected with, any breach of any covenant or obligation of the Shareholder contained herein.

      12.    WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      13.    GOVERNING LAW

      This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

      14.    JURISDICTION; SERVICE OF PROCESS

            (a) Subject to Section 23, any legal action or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement, brought to enforce any award of an arbitrator or to request provisional relief pursuant to Exhibit A hereof, may be brought or otherwise commenced in any state or federal court located in the City and County of Santa Clara, California. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the City and County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                  (ii) agrees that each state and federal court located in the City and County of Santa Clara, California shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (b) Notwithstanding anything in this Agreement to the contarary, if any Legal Proceeding is commenced against any party to this Agreement by any Person in or before any court or other tribunal anywhere in the United States, then such party may proceed against other party to this Agreement in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Legal Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

            (c) Except as provided by Section 23, nothing contained in Section 14(a) or 14(b) shall be deemed to limit or otherwise affect the right of each of Parent and Purchaser to commence any Legal Proceeding or otherwise proceed against the Shareholder in any other forum or jurisdiction.

      15.    SEVERABILITY

      If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

      16.    COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      17.    SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      18.    NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service or registered mail (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Shareholder:                              Helen Kwong
                                          6082 Stewart Avenue
                                          Fremont, CA  94538
                                          Facsimile No.: 510-657-5863


Parent:                                   Elexsys International Inc.
                                          1188 Bordeaux Drive
                                          Sunnyvale, CA  94089
                                          Attention:    W.   Barry    Hegarty,
                                          President
                                          Facsimile No.: 408-743-5454

with a copy to:                           Cooley  Godward  Castro  Huddleson &
                                          Tatum
                                          Five Palo Alto Square
                                          3000 El Camino Real
                                          Palo Alto, CA  94306
                                          Attention: Alan C. Mendelson, Esq.
                                          Facsimile No.: 415-857-0663

Purchaser:                                ELXI Acquisition, Inc.
                                          1188 Bordeaux Drive
                                          Sunnyvale, CA  94089
                                          Attention:    W.   Barry    Hegarty,
                                          President
                                          Facsimile No.: 408-743-5454

with a copy to:                           Cooley  Godward  Castro  Huddleson &
                                          Tatum
                                          Five Palo Alto Square
                                          3000 El Camino Real
                                          Palo Alto, CA  94306
                                          Attention: Alan C. Mendelson, Esq.
                                          Facsimile No.: 415-857-0663

      19.    FURTHER ASSURANCES.

      The Shareholder shall execute and/or cause to be delivered to Parent or Purchaser such instruments and other documents and shall take such other actions as Parent or Purchaser may reasonably request to effectuate the intent and purposes of this Agreement.

      20.    ASSIGNMENT.

      This Agreement and all obligations hereunder are personal to the Shareholder and may not be transferred or assigned by the Shareholder at any time. Each of Parent and Purchaser may assign its respective rights under this Agreement to any entity in connection with any sale or transfer of all or a substantial portion of its respective assets to such entity.

      21.    BINDING NATURE.

      Subject to Section 20, this Agreement will be binding upon the Shareholder and the Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Parent and Purchaser and their respective successors and assigns.

      22.    ATTORNEYS' FEES AND EXPENSES.

      If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against the Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     23.    ARBITRATION.

  The parties agree to arbitrate any dispute, claim or controversy of whatever nature arising out of or relating to this Agreement through arbitration in accordance with Exhibit A hereto, which Exhibit A is hereby incorporated by reference into this Agreement and made a part hereof.

              [the remainder of this page is intentionally blank]


      24.    ENTIRE AGREEMENT

      This Agreement and the other Transactional Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings among Parent, Purchaser and the Shareholder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


PARENT:                                   SHAREHOLDER:

ELEXSYS INTERNATIONAL INC.,
  a Delaware corporation



By:______________________                By:_____________
        W. Barry Hegarty,                   Helen Kwong,
        President                           an individual

ELXI ACQUISITION, INC.,
  a California corporation

By:______________________

        W. Barry Hegarty,
        President

                                    EXHIBIT A

                               DISPUTE RESOLUTION





            25.    BINDING ARBITRATION.


            Any dispute, claim or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of any of the provisions of this Agreement, shall be resolved by final and binding arbitration administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), located at 111 North Market Street, Suite 800, San Jose, California 95113,
Telephone: (408) 288-2240 (the "Administrator").

      Notwithstanding the foregoing or any other provision contained in this Exhibit, the parties shall have the right to request provisional relief from a court of competent jurisdiction pursuant to California Code of Civil Procedure
Section 1281.8.

            26.    INITIATION.

            Arbitration shall be initiated in the following manner:

                  26.(a) Timing. Unless barred by an applicable statute or period of limitations, either party may initiate an arbitration at any time after a dispute has arisen by serving upon the other party and filing with the Administrator a written Demand for Arbitration, including a general description of the nature of the claim and the nature and amount of damages and/or other relief sought (the "Demand for Arbitration"). A claim shall be forever barred if on the date the Demand for Arbitration is filed with the Administrator, the claim, if asserted in a civil action, would be barred under law by an applicable statute or period of limitations.

                  26.(b) Response. If the responding party desires to file a response and/or counterclaim to the Demand for Arbitration, it must do so within 20 calendar days after service of the Demand for Arbitration. Any response to a counterclaim shall be filed and served within 10 calendar days after service of the counterclaim, but no such response shall be required. A failure to file a counterclaim or response will not operate to delay the arbitration proceedings.

                  26.(c) Further Pleadings. After the filing of the Demand for Arbitration, any counterclaim, and/or any responses thereto, no further claims or counterclaims may be made in that proceeding except by order of the arbitrator made on a duly noticed motion to the arbitrator.

            27.    APPOINTMENT AND POWERS OF ARBITRATOR.

            The dispute shall be submitted to a single arbitrator chosen by the parties from a list of retired judges provided by the Administrator. The Administrator shall provide such list to the parties 20 days after the Demand for Arbitration is filed. Should the parties be unable to agree on a choice of arbitrator within 10 days after receipt of the list from the Administrator, then either party may request the Administrator to furnish a list of three names and each side may strike one name, thereby nominating the remaining person as the arbitrator. If more than one name remains, the Administrator shall choose an arbitrator from the list of remaining names.

      If the designated arbitrator shall die, become incapable of, unwilling to, or unable to serve or proceed with the arbitration, the Administrator shall appoint a replacement arbitrator, and such replacement arbitrator shall have all such powers as if he or she had been originally appointed as the arbitrator.

      Should either party refuse or neglect, after reasonable notice, to furnish the arbitrator with any papers or information demanded or to attend hearings before the arbitrator, the arbitrator is empowered by both parties to proceed with the remainder of the arbitration process set forth in this Exhibit.

      The arbitrator is authorized to issue an award for compensatory damages, and/or to grant any equitable remedy or relief he or she deems just and equitable and within the scope of the applicable Agreement, including, but not limited to, an injunction or order for specific performance. The arbitrator shall not have the authority to award punitive damages.

            28.    COSTS AND FEES.

            The arbitrator, in his or her discretion, shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its share of the costs and fees of the Administrator and the arbitrator, and reimbursement for its reasonable attorneys' fees, disbursements pursuant to California Code of Civil Procedure
Section 1033.5, and costs arising from the arbitration. However, until any such order is issued, the parties shall bear equally the costs and fees of the Administrator and the arbitrator.

            29.    LOCATION AND DATE OF ARBITRATION HEARING.

            The arbitration shall be held in San Jose, California, and shall commence no later than six months following the service of the Demand For Arbitration.

            30.    PRE-HEARING CONFERENCES.

            Within 20 days of the time that the arbitrator is chosen, the arbitrator shall hold a Pre-Hearing Conference with the parties for the purpose of narrowing the issues, establishing a discovery schedule, arranging an acceptable procedure for any law and motion proceedings and in all respects arranging for the most expeditious hearing possible of the matters in dispute.

            31.    DISCOVERY.

            The parties shall have the right to conduct the following discovery:

                  31.(a) Exchange of Documents. At the Pre-Hearing Conference, the parties shall exchange requests for production of no more than 15 categories of documents (the "Document Request List") that are relevant to the issues in the arbitration and that are to be produced by the other side. Subject to any disputes as to production, the responsive documents shall be produced by the responding party, or made available for inspection, at the requesting party's option, within 20 days of the exchange of the Document Request Lists. Any disputes as to production of documents shall be addressed to the arbitrator as promptly as possible, and in any event no more than 10 days after completion of the 20-day production period, and shall promptly and informally be resolved by the arbitrator.

                  31.(b) Exchange of Witness Lists. Within 20 days after the production of documents, the parties shall exchange a list of: (i) any fact witnesses they intend to call at the arbitration hearing, and (ii) any other persons who may have material information about the dispute. The fact witness list also shall include a brief description of each identified person's knowledge.

                  31.(c) Fact Witness Depositions. The parties shall have the right to take depositions of no more than five fact (non-expert) witnesses at any time commencing 15 days after the production of documents and up until 15 days prior to the commencement of the arbitration hearing. The time available for the deposition of each fact witness shall not exceed two 8-hour days, including breaks.

                  31.(d) Expert Witnesses. The parties shall exchange lists of up to three expert witnesses, along with a statement of the witnesses' backgrounds and opinions, 30 days prior to the commencement of the arbitration hearing. Between the 20th and 10th day preceding the arbitration hearing, each party shall have the right to depose the other party's experts, however, the time available for the deposition of each expert witness shall not exceed two 8-hour days, including breaks. At least five business days prior to any expert's scheduled deposition, the party designating the expert shall provide the other party with copies of any reports or other documents the expert intends to offer at the arbitration hearing and all documents that have been provided to the expert by such designating party.

                  31.(e)       Additional     Discovery.     Any    additional
discovery may occur only at the discretion of the arbitrator and allowed only upon a showing of good cause.

            32.    CONDUCT OF THE ARBITRATION HEARING.

            The arbitration hearing shall be conducted according to the discretion of the arbitrator. Judicial rules relating to the order of proof, the conduct of the hearing and the presentation and admissibility of evidence need not be followed. Any relevant information, including hearsay, may be admitted by the arbitrator regardless of its admissibility as evidence in court, but the arbitrator also shall be authorized to exclude evidence.

      The parties shall have the power to subpoena witnesses to attend the arbitration hearing pursuant to California Code of Civil Procedure Section 1282.6. The arbitrator shall have full power to give such directions and to make such orders in the conduct of the arbitration, including setting pre-arbitration procedures and scheduling any motions to correct or amend the arbitration award, as he or she deems just and appropriate.

            33.    AWARD.

            The arbitrator shall, within 15 calendar days after the conclusion of the arbitration hearing, issue a written award and a brief written statement of decision describing the reasons for the award, including the calculation of any compensatory damages awarded.

            34.    SURVIVAL.

            The provisions in this Exhibit shall survive and apply in all events, including, without limitation, after the breach, repudiation and/or termination of the Agreement.

            35.    NOTICE.

            Any notice or document required to be served by one party on the other party under this Exhibit shall be served in accordance with Section 18 of the Agreement. After a party appears in the arbitration proceeding through its attorney, all further service shall be made upon that party's attorney.

            36.    FINALITY OF AWARD.

            The award of the arbitrator shall be final and binding upon the parties without appeal or review except as permitted by California law. Any party may apply to any court of competent jurisdiction for confirmation and entry of judgment based on said award. In connection with any application to confirm, correct or vacate the arbitration award, any appeal of any order rendered pursuant to any such application, or any other action required to enforce the arbitration award, the prevailing party shall be entitled to recover its reasonable attorneys' fees, disbursements and costs incurred in such post-award activities.

                                    EXHIBIT I

                               DISPUTE RESOLUTION


            1.     BINDING ARBITRATION.


            Any dispute, claim or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of any of the provisions of this Agreement, shall be resolved by final and binding arbitration administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), located at 111 North Market Street, Suite 800, San Jose, California 95113,
Telephone: (408) 288-2240 (the "Administrator").

      Notwithstanding the foregoing or any other provision contained in this Exhibit, the parties shall have the right to request provisional relief from a court of competent jurisdiction pursuant to California Code of Civil Procedure
Section 1281.8.

            2.     INITIATION.

            Arbitration shall be initiated in the following manner:

                  2.1 Timing. Unless barred by an applicable statute or period of limitations, either party may initiate an arbitration at any time after a dispute has arisen by serving upon the other party and filing with the Administrator a written Demand for Arbitration, including a general description of the nature of the claim and the nature and amount of damages and/or other relief sought (the "Demand for Arbitration"). A claim shall be forever barred if on the date the Demand for Arbitration is filed with the Administrator, the claim, if asserted in a civil action, would be barred under law by an applicable statute or period of limitations.

                  2.2 Response. If the responding party desires to file a response and/or counterclaim to the Demand for Arbitration, it must do so within 20 calendar days after service of the Demand for Arbitration. Any response to a counterclaim shall be filed and served within 10 calendar days after service of the counterclaim, but no such response shall be required. A failure to file a counterclaim or response will not operate to delay the arbitration proceedings.

                  2.3 Further Pleadings. After the filing of the Demand for Arbitration, any counterclaim, and/or any responses thereto, no further claims or counterclaims may be made in that proceeding except by order of the arbitrator made on a duly noticed motion to the arbitrator.

            3.     APPOINTMENT AND POWERS OF ARBITRATOR.

            The dispute shall be submitted to a single arbitrator chosen by the parties from a list of retired judges provided by the Administrator. The Administrator shall provide such list to the parties 20 days after the Demand for Arbitration is filed. Should the parties be unable to agree on a choice of arbitrator within 10 days after receipt of the list from the Administrator, then either party may request the Administrator to furnish a list of three names and each side may strike one name, thereby nominating the remaining person as the arbitrator. If more than one name remains, the Administrator shall choose an arbitrator from the list of remaining names.

      If the designated arbitrator shall die, become incapable of, unwilling to, or unable to serve or proceed with the arbitration, the Administrator shall appoint a replacement arbitrator, and such replacement arbitrator shall have all such powers as if he or she had been originally appointed as the arbitrator.

      Should either party refuse or neglect, after reasonable notice, to furnish the arbitrator with any papers or information demanded or to attend hearings before the arbitrator, the arbitrator is empowered by both parties to proceed with the remainder of the arbitration process set forth in this Exhibit.

      The arbitrator is authorized to issue an award for compensatory damages, and/or to grant any equitable remedy or relief he or she deems just and equitable and within the scope of the applicable Agreement, including, but not limited to, an injunction or order for specific performance. The arbitrator shall not have the authority to award punitive damages.

            4.     COSTS AND FEES.

            The arbitrator, in his or her discretion, shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its share of the costs and fees of the Administrator and the arbitrator, and reimbursement for its reasonable attorneys' fees, disbursements pursuant to California Code of Civil Procedure
Section 1033.5, and costs arising from the arbitration. However, until any such order is issued, the parties shall bear equally the costs and fees of the Administrator and the arbitrator.

            5.     LOCATION AND DATE OF ARBITRATION HEARING.

            The arbitration shall be held in San Jose, California, and shall commence no later than six months following the service of the Demand For Arbitration.

            6.     PRE-HEARING CONFERENCES.

            Within 20 days of the time that the arbitrator is chosen, the arbitrator shall hold a Pre-Hearing Conference with the parties for the purpose of narrowing the issues, establishing a discovery schedule, arranging an acceptable procedure for any law and motion proceedings and in all respects arranging for the most expeditious hearing possible of the matters in dispute.

            7.     DISCOVERY.

            The parties shall have the right to conduct the following discovery:

                  7.1 Exchange of Documents. At the Pre-Hearing Conference, the parties shall exchange requests for production of no more than 15 categories of documents (the "Document Request List") that are relevant to the issues in the arbitration and that are to be produced by the other side. Subject to any disputes as to production, the responsive documents shall be produced by the responding party, or made available for inspection, at the requesting party's option, within 20 days of the exchange of the Document Request Lists. Any disputes as to production of documents shall be addressed to the arbitrator as promptly as possible, and in any event no more than 10 days after completion of the 20-day production period, and shall promptly and informally be resolved by the arbitrator.

                  7.2 Exchange of Witness Lists. Within 20 days after the production of documents, the parties shall exchange a list of: (i) any fact witnesses they intend to call at the arbitration hearing, and (ii) any other persons who may have material information about the dispute. The fact witness list also shall include a brief description of each identified person's knowledge.

                  7.3 Fact Witness Depositions. The parties shall have the right to take depositions of no more than five fact (non-expert) witnesses at any time commencing 15 days after the production of documents and up until 15 days prior to the commencement of the arbitration hearing. The time available for the deposition of each fact witness shall not exceed two 8-hour days, including breaks.

                  7.4 Expert Witnesses. The parties shall exchange lists of up to three expert witnesses, along with a statement of the witnesses' backgrounds and opinions, 30 days prior to the commencement of the arbitration hearing. Between the 20th and 10th day preceding the arbitration hearing, each party shall have the right to depose the other party's experts, however, the time available for the deposition of each expert witness shall not exceed two 8-hour days, including breaks. At least five business days prior to any expert's scheduled deposition, the party designating the expert shall provide the other party with copies of any reports or other documents the expert intends to offer at the arbitration hearing and all documents that have been provided to the expert by such designating party.

                  7.5 Additional Discovery. Any additional discovery may occur only at the discretion of the arbitrator and allowed only upon a showing of good cause.

            8.     CONDUCT OF THE ARBITRATION HEARING.

            The arbitration hearing shall be conducted according to the discretion of the arbitrator. Judicial rules relating to the order of proof, the conduct of the hearing and the presentation and admissibility of evidence need not be followed. Any relevant information, including hearsay, may be admitted by the arbitrator regardless of its admissibility as evidence in court, but the arbitrator also shall be authorized to exclude evidence.

      The parties shall have the power to subpoena witnesses to attend the arbitration hearing pursuant to California Code of Civil Procedure Section 1282.6. The arbitrator shall have full power to give such directions and to make such orders in the conduct of the arbitration, including setting pre-arbitration procedures and scheduling any motions to correct or amend the arbitration award, as he or she deems just and appropriate.

            9.     AWARD.

            The arbitrator shall, within 15 calendar days after the conclusion of the arbitration hearing, issue a written award and a brief written statement of decision describing the reasons for the award, including the calculation of any compensatory damages awarded.

            10.    SURVIVAL.

            The provisions in this Exhibit shall survive and apply in all events, including, without limitation, after the breach, repudiation and/or termination of the Agreement.

            11.    NOTICE.

            Any notice or document required to be served by one party on the other party under this Exhibit shall be served in accordance with Section 11.5 of the Agreement. After a party appears in the arbitration proceeding through its attorney, all further service shall be made upon that party's attorney.

            12.    FINALITY OF AWARD.

            The award of the arbitrator shall be final and binding upon the parties without appeal or review except as permitted by California law. Any party may apply to any court of competent jurisdiction for confirmation and entry of judgment based on said award. In connection with any application to confirm, correct or vacate the arbitration award, any appeal of any order rendered pursuant to any such application, or any other action required to enforce the arbitration award, the prevailing party shall be entitled to recover its reasonable attorneys' fees, disbursements and costs incurred in such post-award activities.